Exhibit 1.01

Conflict Minerals Report
I.Introduction

A.Our Business

Illinois Tool Works Inc. is a global manufacturer of a diversified range of industrial products and equipment with 84 divisions in 51 countries and has prepared this Conflict Minerals Report for calendar year 2022 as provided for in Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended, and Form SD (together referred to as the “Conflict Minerals Rule”). Unless the context indicates otherwise, the terms “Company,” “ITW,” “we,” “us” and “our” refer to Illinois Tool Works Inc. and its consolidated subsidiaries. “Conflict minerals” or “3TG” as used in this report, refers to cassiterite, columbite-tantalite, wolframite and their derivatives, tin, tantalum and tungsten, and/or gold, without regard to their location of origin.

The Company’s operations are reported as the following segments: Automotive OEM; Food Equipment; Test & Measurement and Electronics; Welding; Polymers & Fluids; Construction Products; and Specialty Products. Each of our segments manufactures certain products that contain 3TG that are necessary to the functionality or production of the products (which we sometimes refer to herein as “in-scope” products). ITW’s in-scope products collectively contain all four 3TGs.

B.Reasonable Country of Origin Inquiry and Due Diligence Overview

As provided for in the Conflict Minerals Rule, we conducted a “reasonable country of origin inquiry” (“RCOI”), designed in good faith to determine the origin of the 3TG that are contained in our in-scope products. See Section II. Reasonable Country of Origin Inquiry for a description of our RCOI process for 2022.

If the Company has reason to believe that any of the 3TG in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (with the DRC, the “Covered Countries”), or we are unable to determine the country of origin of the 3TG, we exercise due diligence on the source and chain of custody of the 3TG. We have included a description of our due diligence measures in this Conflict Minerals Report. On the basis of our RCOI, we have determined that some of the 3TG contained in our in-scope products may have originated from a Covered Country, and we are therefore submitting this Conflict Minerals Report, which describes the due diligence we have performed pursuant to the Conflict Minerals Rule and our related processes and procedures. This report is filed as an exhibit to our Form SD and is available on our website at http://www.itw.com/about-itw/suppliers/. Information contained on our website or otherwise linked or referred to in this Conflict Minerals Report is not part of or incorporated by reference into this Conflict Minerals Report or our Form SD.

C.ITW’s Position in the Supply Chain

ITW is a “downstream company” as defined by the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (the “OECD Guidance”). Most of our businesses are many levels removed from 3TG mining, smelting and processing facilities, and we have no relationships with mines. We source materials and components from suppliers who in turn source their materials and components from sub-tier suppliers and, therefore, we require the cooperation of our supply chain to provide information on smelters and refiners (“SORs”) as well as the origin of 3TG contained in our products. Due to our position in the supply chain, we utilize 3TG source information provided by the Responsible Minerals Initiative (the “RMI”), which provides companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing of minerals from conflict-affected and high-risk areas (“CAHRAs”). RMI also manages the Responsible Minerals Assurance Process (the “RMAP”), which implements a risk-based audit program for SORs. We are a member of the RMI (member identifier = ITWI) and actively participate in its initiatives, as discussed later in this Conflict Minerals Report.

D.Responsible Sourcing Commitment

Through the efforts described in this Conflict Minerals Report, we seek to ensure that our suppliers responsibly source 3TG. Our responsible sourcing goes beyond compliance with the Conflict Minerals Rule, however, and our Supplier Code of Conduct (which can be found at https://www.itw.com/suppliers/) mandates humane treatment and compliance with all laws, and in particular, prohibits use of child or forced labor and discrimination, and mandates compliance with safety regulations, wage and hour laws, international trade laws and anti-bribery laws.

E.Smelter and Refiner and Country of Origin Information

The Company’s in-scope products that contain 3TG that originated or might have originated from a Covered Country are described in Section IV. Product Information. For 2022, we have not found that any of the 3TG contained in our in-scope products directly or indirectly financed or benefited armed groups in a Covered Country. However, we have not concluded that any of our products are “DRC conflict free” within the meaning of the Conflict Minerals Rule. Information about SORs relating to our in-scope products containing 3TG is described in Section V. Identified Smelters and Refiners and on Annex A.

The terms “adjoining country,” “armed group,” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

II.Reasonable Country of Origin Inquiry

Our RCOI utilized management systems recommended by the first step of the OECD Guidance, and was conducted in accordance with the second step of the OECD Guidance. Selected elements of our program design and RCOI process are discussed below. However, these are not all of the discrete elements of the program that we have put in place in accordance with the steps of the OECD Guidance to help ensure that the 3TG contained in our products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the first and second steps.

A. Establish Strong Management Systems

1. ITW Policies

ITW has adopted a company-wide Responsible Materials Policy, which addresses 3TG, has been approved by ITW’s Chairman and Chief Executive Officer and is available in seven languages on our website at https://www.itw.com/suppliers/. We also provide a copy of ITW’s Responsible Materials Policy to potential suppliers participating in our online bid portal process whose products contain or may contain 3TG.

Our Responsible Materials Policy states that:

•We do not knowingly procure 3TG that originates from a CAHRA unless processed by SORs that are verified or in the process of becoming verified as “conflict free.”

•Our due diligence processes and efforts conform to the relevant portions of the OECD Guidance.

•Our due diligence requests to our suppliers are supported by our Supplier Code of Conduct, which is described below, and our Terms and Conditions of Purchase.

•If we discover that products procured by us contain 3TG from CAHRAs that are processed by facilities that are not conflict free or in the process of becoming conflict free, we will take steps to transition the products to conflict free sources.

•We do not seek to embargo responsibly sourced 3TG from CAHRAs as doing so could be detrimental to the legitimate economies and communities of those areas, and our suppliers are encouraged to continue support of conflict free SORs in CAHRAs and to take similar measures with their supply chains.

•The information provided by our suppliers is used to conduct our due diligence and to inform our risk assessments and risk mitigation activities and in the development of our Conflict Minerals Report and Form SD.

ITW’s Supplier Code of Conduct sets forth expectations for all ITW suppliers to adhere to the highest ethical standards in the conduct of their business. It also requires suppliers to adhere to specific standards, including responsible sourcing of materials and an expectation of the same commitment from their suppliers, and specifically prohibits certain behaviors and conditions associated with 3TG mining and processing, including use of child or forced labor, unsafe working conditions, corruption and bribery. The Supplier Code of Conduct also requires that, upon request, our suppliers determine whether any products provided by them contain 3TG and to take such actions as necessary to provide the information requested by ITW to conduct its RCOI, as described below under B. Identify and Assess Risk in the Supply Chain.

2. Cross-Functional Committee

ITW has a cross-functional responsible sourcing committee (the “Committee”). The Committee is headed by ITW’s Vice President, Strategic Sourcing and Environmental Health & Safety, who reports to ITW’s Chief Financial Officer, and includes dedicated strategic sourcing, environmental, legal, internal audit, IT, trade compliance and corporate communications members. Our compliance efforts are supplemented by specialist outside counsel. The Committee meets quarterly to discuss the 3TG compliance process, minerals beyond the 3TG compliance process, modern slavery, restricted party screening, supplier risk, supplier diversity and other responsible supply chain developments. Senior management is briefed on the results of our RCOI and due diligence efforts on a regular basis.

3. Internal Training

We maintain an internal responsible sourcing webpage, which contains resources, instructions, and guidance on the RCOI and due diligence processes to be followed by our businesses that have or may have in-scope products. The site also contains step-by-step instructions for making supplier inquiries, including training videos regarding our RCOI and due diligence process, and is accessible by all ITW businesses at any time. We continually encourage our businesses to review the training videos prior to sending RCOI requests to suppliers.

4. Supplier Engagement and Training

In addition to our Responsible Materials Policy and Supplier Code of Conduct, ITW’s standard “Terms and Conditions” obligate our suppliers to take such actions as requested by ITW to enable us to comply with our conflict minerals disclosure requirements. We also include conflict minerals screening questions into incoming supplier bids.

ITW has an established protocol for its supplier inquiry process and uses a third-party software vendor whose role is to support our process for coordinating and tracking RCOI and due diligence interactions between ITW businesses, their customers and in-scope suppliers through use of a cloud-based 3TG tracking tool (the “CM System”).

Our supplier invitation letters are translated into seven languages. We encourage our businesses’ use of RMI’s eLearning Academy for supplier training, post information and guidance for suppliers on our Company website and encourage our businesses to share relevant information with suppliers on the process for responding to our RCOI requests for information.
5. Records Retention

ITW retains its conflict minerals-related records for at least five years. These records generally are maintained in an electronic format.

6. Grievance Mechanism

ITW maintains a web- and telephone-based reporting system (“Helpline”), providing employees with a confidential reporting mechanism by which they can communicate issues and concerns associated with violations of ITW’s Code of Conduct, which requires all employees to comply with all applicable laws and Company policies, including the Responsible Materials Policy. Web-based reporting is offered in 16 languages and telephone-based reporting is offered in more than 200 languages, both available 24 hours a day, seven days a week. A link to the Helpline is included in our Responsible Materials Policy and our Supplier Code of Conduct on our website to provide convenient access to external stakeholders, suppliers and other third parties to communicate issues and concerns regarding ITW’s supply chain. The contact information for our Helpline is http://www.itwhelpline.ethicspoint.com.

As an RMI member, we also support the use of the RMI’s grievance mechanism for reporting grievances relating to SORs and the RMAP.

B. Identify and Assess Risk in the Supply Chain

Our RCOI process was used to survey our potential in-scope suppliers to identify and assess 3TG sourcing risk in our supply chain for the 2022 reporting cycle.

For 2022, our 3TG working team, together with various members of our sourcing department, compiled a list of the Company’s “80” suppliers by segment (i.e., the most significant suppliers) that have or are likely to have 3TG in their products, and distributed the list to our businesses with products containing or likely to contain 3TG. Those businesses were asked to further refine the list by identifying their own “80” suppliers and were instructed to survey those suppliers (we refer to the surveyed suppliers for 2022 as the “Suppliers”). We asked our businesses to concentrate their outreach on their “80” suppliers because these suppliers are the most likely to be recurring suppliers and responsible for a significant portion of the 3TG in our products.

The purpose of the Supplier survey was to determine whether 3TG in the components, parts or products from the Suppliers originated or may have originated from a CAHRA and were not from recycled or scrap sources. Businesses were instructed to survey the Suppliers using the then latest version of the CMRT. The CMRT requests information regarding 3TG included in suppliers’ products, SOR identity and location, suppliers’ RCOI processes and other information about the suppliers’ 3TG policies and practices.

ITW has an established protocol for its supplier inquiry process and uses the CM System, a third-party software vendor whose role is to support our process for coordinating and tracking RCOI and due diligence interactions between ITW businesses, their customers and in-scope suppliers through use of a cloud-based 3TG tracking tool.

We sent 1,686 requests in seven languages to the Suppliers to provide us with a completed CMRT, as compared to 1,674 requests sent for 2021. A number of our businesses source different products from the same Supplier, which means the total number of unique Suppliers is less than the number of Suppliers queried. We received 1,273 completed CMRTs from the Suppliers surveyed, compared to 1,295 received for 2021. From 2014 to 2021, our supplier response rate improved steadily each year, but the response rate has leveled off, reaching 76% in 2022 versus 77% in 2021.

The CM System issued automatic weekly follow-up reminders to non-responding Suppliers, and our businesses were given instructions regarding follow-up actions beyond the automatic reminders and in response to receipt of incomplete or incorrect CMRTs.

Our protocol also includes a follow-up process to investigate any CMRTs received that raised “red flags.” See Section III. Due Diligence for a description of the follow-up process.

Our Supplier responses identified 228 SORs verified by the RMI as Conformant. We determined that 39 of these Conformant SORs sourced in whole or in part from within the Covered Countries. Our determination was based on country-of-origin information the RMI has obtained through the RMAP that is made available to RMI members.

Our Supplier responses also identified an additional 9 SORs that were listed as “Active” (as later defined in Section III.B.) by the RMI and 113 that were listed on the Smelter Look-up tab of the CMRT but were not Conformant or Active.

Based on the results of our RCOI, we were required to conduct due diligence, as described below.

III.Due Diligence

A.Design Framework

ITW’s conflict minerals due diligence process is designed in conformance with the steps of the OECD Guidance.

B.Due Diligence Activities

Selected elements of our program design and implementation in furtherance of the third, fourth and fifth steps of the OECD Guidance are discussed below. However, these are not all of the discrete elements of the program that we have put in place pursuant to these steps to help ensure that the 3TG contained in our products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the third, fourth and fifth steps. The actions taken by the Company to address the first and second steps of the OECD Guidance are described in Section II. Reasonable Country of Origin Inquiry.

Design and implement a strategy to respond to identified risks

The SOR information provided by Suppliers in response to the Company’s supplier survey described in Section II.B. was reviewed against the Smelter list in the CMRT. SOR information also was reviewed against the lists of Conformant, Active, and other SORs not listed as Conformant or Active and country-of-origin information provided by the RMI and contained in the CM System. “Conformant” SORs have been audited and are conformant with the RMAP assessment protocols, including those listed as “re-audit in progress.” “Active” SORs are those that have committed to undergo an RMAP assessment, completed the relevant documents and scheduled the on-site assessment. These may be in the pre-assessment, assessment or corrective-action phases of the assessment.

CMRTs received from our Suppliers that indicated 3TG from a source within a Covered Country triggered a “red flag” in the CM System, and communications with the flagged Suppliers were escalated. Businesses and their respective flagged Suppliers indicating 3TG from a source within a Covered Country were asked to provide additional information, and our businesses were given written guidance and instructions for these Supplier communications. The escalated Supplier responses were evaluated on a case-by-case basis. For our 2022 compliance, we continued to review past data to improve our written communications and to follow up with our businesses regarding supplier red flags.

In addition, we reached out directly to some of the SORs that were not listed as Conformant or Active by the RMI and asked them to become Conformant. Entities that the RMI has determined are either not SORs or not in operation were not addressed in our outreach efforts. We seek to exercise leverage over SORs that are neither Conformant nor Active through our participation in and support of the RMI and its Smelter Engagement Team, and we utilize information provided by the RMI to its members to help us monitor SOR improvement. Finally, we screen our smelters with a restricted party screening software to alert us if our SORs are sanctioned or on various government watchlists. As a result of our ongoing due diligence activities for 2022, we have thus far identified a number of SORs that are neither Conformant nor Active or that otherwise fail to meet our supplier requirements and intend to take steps to remove these smelters from our supply chain.

Our 3TG working team reported the findings from its RCOI and due diligence process to our Vice President, Strategic Sourcing and Environmental Health & Safety, and these results were in turn discussed with senior management.

Smelter Engagement

•We continued our membership in the RMI and active participation in its Plenary, Multi-Stakeholder, Due Diligence and Smelter Engagement Teams;

•We continue to support the RMAP by leading an RMI sub-team responsible for researching newly identified potential SORs; and

•We continued our active participation and leadership in the Responsible Materials Working Group of the Automotive Industry Action Group (“AIAG”) as well as on their smelter engagement, industry best practices, and global requirements and minerals sensing sub-teams, contributing Tier 1 perspective and insight.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

The Company continued its membership in the RMI for 2022. Due to our location in the mineral supply chain, which is discussed earlier in this Conflict Minerals Report, we support and utilize the RMI’s RMAP to perform third-party audits of SORs, as well as the London Bullion Market Association (“LBMA”) and Responsible Jewellery Council (“RJC”) gold audit standards, which RMI cross-recognizes. Additionally, we continued our voluntary contribution to RMI’s Initial Audit Fund, managed by RMI, meant to encourage RMAP-eligible SORs to undergo an independent third-party assessment and participate in its annual review process by fully paying for the costs of the SOR initial audit.

Report annually on supply chain due diligence

We describe our supply chain due diligence efforts in this annual Conflict Minerals Report. We post this report on our website and file it with the SEC as an exhibit to our annual Form SD. Once filed, the Form SD and Conflict Minerals Report become available on our website at https://www.itw.com/suppliers. We also refer to our efforts relating to 3TG and further efforts to source our minerals responsibly in our 2022 Sustainability Report, which is available on our website at https://www.itw.com/sustainability/itw-sustainability/.

IV.Product Information

For 2022, our in-scope products that contain 3TG that originated or might have originated from a Covered Country included products in each of the categories below:

Aerosol	Foam
Air delivery equipment	Industrial cleaners
Appliances	Industrial equipment
Automotive components	Industrial ovens
Automotive fuel systems	Industrial warewashers
Commercial cooking equipment	Inspection equipment
Commercial food equipment	LED lamps and displays
Commercial refrigerators	Machines
Construction	Measuring equipment
Electrical enclosures	Printers & dispensers
Electrical components	Sealing equipment
Electronic equipment	Solder products
Electronic safety product	Switches
Fastening tools	Testing equipment
Flow control meters	Weighing platform

V. Identified Smelters and Refiners

As stated above, our Supplier responses identified 228 SORs that were on the RMI Conformant lists, 9 that were listed as Active with the RMI and 113 that were on the Smelter list of the CMRT but not listed as Conformant or Active by the RMI. Those facilities are listed on Annex A. The information on Annex A includes only information regarding the SORs identified by our Suppliers that were on the Smelter list contained in the CM System as of April 7, 2023. Entities identified by our Suppliers that are not on Annex A have been submitted to the RMI to support their ongoing effort to identify and audit all 3TG SORs.

Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our Suppliers for accurate SOR information, and our RCOI and due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products. The information that we received from most of our Suppliers was made at a “company” or “user defined” level, rather than at a “product” level, meaning that such Suppliers provided information on all of their products that contained 3TG, not just the products that were sold to us. Therefore, our list of SORs disclosed on Annex A may contain facilities that did not process the 3TG contained in our products. In addition, the identified SORs may not include all SORs present in our in-scope product supply chain, because we did not obtain a response from all Suppliers surveyed, some Suppliers were unable to identify all of the SORs in their supply chain, and we surveyed only the larger suppliers of products containing or potentially containing 3TG.

Annex A includes information concerning the locations of the SORs listed. We utilized the information made available to RMI members regarding the potential countries of origin of the 3TG processed by these SORs and did not find for 2022 that any of our in-scope products contained necessary 3TG that directly or indirectly financed or benefited an armed group in a Covered Country. However, we did not conclude that any of our products are “DRC conflict free” within the meaning of the Conflict Minerals Rule.

V.Additional Risk Mitigation

In addition to the actions described elsewhere in this Conflict Minerals Report, we intend to take the following steps in 2023 to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups:

•Continue to analyze and review our current processes to improve their effectiveness and efficiency;

•Continue to enhance supplier and internal communications and training to improve RCOI and due diligence data accuracy and completeness;

•Continue to seek to influence non-Conformant SORs in our supply chain to obtain a Conformant designation;

•Continue our membership in the RMI and active participation in its Plenary, Multi-Stakeholder, Due Diligence and Smelter Engagement Teams and support the RMAP;

•Continue our membership and active participation in the AIAG Responsible Materials Working Group and its subteams;

•Continue our membership in Drive+, a service to automotive tier 1 suppliers and supplier associations offered by Drive Sustainability, providing opportunity to learn, collaborate and share with OEMs and peer companies;

•Continue to submit to the RMI facilities identified by our suppliers that have not yet been identified by the RMI as SORs, to support the RMI’s ongoing effort to identify and audit all 3TG SORs;

•Continue to send tailored communications to SORs believed to be in our supply chain who are either scheduled to undergo RMI re-audit or are not fulfilling RMI audit requirements, encouraging them to go through the re-audit process or to continue fulfilling their audit requirements; and

•Continuous evaluation of supplier CMRT response failures to assist our businesses in the collection of their supplier assessments.

VI.Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expectations concerning the Company’s future actions to improve or revise our due diligence processes, to engage with our suppliers, and to take other actions regarding our product sourcing. These statements are subject to certain risks, uncertainties and other factors, including, but not limited to, incomplete information from industry or other third-party sources, continuing guidance regarding the Conflict Minerals Rule and the enactment of laws and rules in other jurisdictions, changes to our continual improvement efforts and delays or difficulties in engaging suppliers and/or transitioning sources of product containing 3TG.

Annex A to Exhibit 1.01
RMI Smelters and Refiners

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Agosi AG	GERMANY	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	8853 S.p.A.	ITALY	On Smelter Look-up List
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	On Smelter Look-up List
Gold	African Gold Refinery	UGANDA	On Smelter Look-up List
Gold	Albino Mountinho Lda.	PORTUGAL	On Smelter Look-up List
Gold	Alexy Metals	UNITED STATES OF AMERICA	On Smelter Look-up List
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Smelter Look-up List
Gold	AU Traders and Refiners	SOUTH AFRICA	On Smelter Look-up List
Gold	Augmont Enterprises Private Limited	INDIA	On Smelter Look-up List
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	On Smelter Look-up List
Gold	Caridad	MEXICO	On Smelter Look-up List
Gold	Cendres + Metaux S.A.	SWITZERLAND	On Smelter Look-up List
Gold	CGR Metalloys Pvt Ltd.	INDIA	On Smelter Look-up List
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Smelter Look-up List
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	On Smelter Look-up List
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	On Smelter Look-up List
Gold	Dongwu Gold Group	CHINA	On Smelter Look-up List
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	On Smelter Look-up List
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	On Smelter Look-up List
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	On Smelter Look-up List
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	On Smelter Look-up List
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Smelter Look-up List
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	On Smelter Look-up List
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	On Smelter Look-up List
Gold	Gold Coast Refinery	GHANA	On Smelter Look-up List
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Smelter Look-up List

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	Guangdong Jinding Gold Limited	CHINA	On Smelter Look-up List
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	On Smelter Look-up List
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-up List
Gold	Industrial Refining Company	BELGIUM	On Smelter Look-up List
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	On Smelter Look-up List
Gold	JALAN & Company	INDIA	On Smelter Look-up List
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	K.A. Rasmussen	NORWAY	On Smelter Look-up List
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Smelter Look-up List
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Smelter Look-up List
Gold	Kundan Care Products Ltd.	INDIA	On Smelter Look-up List
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	On Smelter Look-up List
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	On Smelter Look-up List
Gold	Lingbao Gold Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Marsam Metals	BRAZIL	On Smelter Look-up List
Gold	MD Overseas	INDIA	On Smelter Look-up List
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	On Smelter Look-up List
Gold	Modeltech Sdn Bhd	MALAYSIA	On Smelter Look-up List
Gold	Morris and Watson	NEW ZEALAND	On Smelter Look-up List
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	Pease & Curren	UNITED STATES OF AMERICA	On Smelter Look-up List
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	On Smelter Look-up List
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Smelter Look-up List
Gold	Safimet S.p.A	ITALY	On Smelter Look-up List
Gold	Sai Refinery	INDIA	On Smelter Look-up List
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	On Smelter Look-up List
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	On Smelter Look-up List

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	On Smelter Look-up List
Gold	Sellem Industries Ltd.	MAURITANIA	On Smelter Look-up List
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Shirpur Gold Refinery Ltd.	INDIA	On Smelter Look-up List
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	On Smelter Look-up List
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	Sovereign Metals	INDIA	On Smelter Look-up List
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	On Smelter Look-up List
Gold	Sudan Gold Refinery	SUDAN	On Smelter Look-up List
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	On Smelter Look-up List
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Umicore Precious Metals Thailand	THAILAND	On Smelter Look-up List
Gold	WEEEREFINING	FRANCE	On Smelter Look-up List
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Smelter Look-up List
Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	5D Production OU	ESTONIA	On Smelter Look-up List
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	On Smelter Look-up List
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Aurubis Berango	SPAIN	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	DS Myanmar	MYANMAR	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	On Smelter Look-up List

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	On Smelter Look-up List
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	On Smelter Look-up List
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	On Smelter Look-up List
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	On Smelter Look-up List
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	On Smelter Look-up List
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	On Smelter Look-up List
Tin	Melt Metais e Ligas S.A.	BRAZIL	On Smelter Look-up List
Tin	Modeltech Sdn Bhd	MALAYSIA	On Smelter Look-up List
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	On Smelter Look-up List
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	On Smelter Look-up List
Tin	Pongpipat Company Limited	MYANMAR	On Smelter Look-up List
Tin	Precious Minerals and Smelting Limited	INDIA	On Smelter Look-up List
Tin	PT Bangka Tin Industry	INDONESIA	On Smelter Look-up List
Tin	PT Belitung Industri Sejahtera	INDONESIA	On Smelter Look-up List
Tin	PT Panca Mega Persada	INDONESIA	On Smelter Look-up List
Tin	PT Timah Nusantara	INDONESIA	On Smelter Look-up List
Tin	PT Tinindo Inter Nusa	INDONESIA	On Smelter Look-up List
Tin	PT Tirus Putra Mandiri	INDONESIA	On Smelter Look-up List
Tin	Super Ligas	BRAZIL	On Smelter Look-up List
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	On Smelter Look-up List
Tin	VQB Mineral and Trading Group JSC	VIETNAM	On Smelter Look-up List
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Look-up List
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIETNAM	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	On Smelter Look-up List
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	On Smelter Look-up List
Tungsten	Artek LLC	RUSSIAN FEDERATION	On Smelter Look-up List
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Smelter Look-up List
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-up List
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	On Smelter Look-up List
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	On Smelter Look-up List
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Look-up List
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	On Smelter Look-up List
Tungsten	LLC Vostok	RUSSIAN FEDERATION	On Smelter Look-up List
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	On Smelter Look-up List
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	On Smelter Look-up List
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	On Smelter Look-up List
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	On Smelter Look-up List
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	On Smelter Look-up List
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	On Smelter Look-up List

Country of Origin Information

The countries of origin of the newly-mined 3TG processed by the Conformant SORs listed above may have included the countries listed below, as well as possibly other countries. We did not determine the possible countries of origin of the 3TG processed by any other SORs listed on this Annex A. The listed countries of origin are derived from information made available by the RMI to its members, which includes LBMA Good Delivery List and RJC Chain of Custody Certification information. Because the RMI generally does not indicate individual countries of origin of the 3TG processed by Conformant SORs, we were not able to determine the countries of origin of the newly-mined 3TG processed by the listed Conformant SORs with greater specificity. According to information made available by the RMI to its members, some of the listed SORs processed 3TG originating solely from recycled or scrap sources and others processed both recycled and scrap content and newly-mined content from one or more of the countries indicated below.

Argentina	Hungary	Paraguay
Armenia	Iceland	Peru
Australia	India	Philippines
Austria	Indonesia	Poland
Azerbaijan	Ireland	Portugal
Belgium	Israel	Romania
Benin	Italy	Russian Federation
Bolivia (Plurinational State of)	Ivory Coast	Rwanda*
Botswana	Japan	San Marino
Brazil	Jordan	Saudi Arabia
Brunei	Republic of Korea	Senegal
Bulgaria	Kazakhstan	Serbia
Burkina Faso	Kenya	Sierra Leone
Burundi*	Kuwait	Singapore
Cambodia	Kyrgyzstan	Slovakia
Cameroon	Laos	Slovenia
Canada	Latvia	Solomon Islands
Chile	Lebanon	Somaliland
China	Liberia	South Africa
Colombia	Liechtenstein	Spain
Croatia	Lithuania	Sudan
Cuba	Luxembourg	Suriname
Cyprus	Macau	Swaziland
Czech Republic	Madagascar	Sweden
Democratic Republic of the Congo*	Malaysia	Switzerland
Denmark	Mali	Taiwan
Dominican Republic	Malta	Tanzania*
Ecuador	Mauritania	Tajikistan
Egypt	Mauritius	Thailand
El Salvador	Mexico	Togo
Eritrea	Mongolia	Trinidad and Tobago
Estonia	Morocco	Tunisia
Ethiopia	Mozambique	Turkey
Fiji	Myanmar	Ukraine
Finland	Namibia	United Arab Emirates
France	Netherlands	United Kingdom of Great Britain and Northern Ireland

Gambia	New Caledonia	Uganda*
Georgia	New Zealand	United States of America
Germany	Nicaragua	Uruguay
Ghana	Niger	Uzbekistan
Greece	Nigeria	Vietnam
Guatemala	Norway	Zambia*
Guinea	Pakistan	Zimbabwe
Guyana	Panama
Honduras	Papua New Guinea

* Covered Country.